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                                                                Exhibit 23.1



                                        July 12, 2000


Dollar Tree Stores, Inc.
500 Volvo  Parkway
Virginia Beach, VA 23320

        Re:     Public Offering

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the filing of a Registration Statement on Form S-3 on the date hereof, under the Securities Act of 1933, as amended, with respect to the registration of 17,250,000 shares of Common Stock of Dollar Tree Stores, Inc., a Virginia corporation to be sold as described therein.

        We consent to the reference to our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.

                                                Very truly yours,

                                                /s/ HOFHEIMER NUSBAUM, P.C.